EXHIBIT B-1




                           RECEIVABLES SALE AGREEMENT

                           Dated as of          ,
                                       ---------  ----

                                     Between

                                  [ORIGINATOR]

                                    as Seller
                                    ---------

                                       and

                                      [SPV]

                                  as Purchaser
                                  ------------

                                       and

                    ALLIANT ENERGY CORPORATE SERVICES, INC.

                               as Collection Agent
                               -------------------

                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

               Preliminary Statements                                      1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01   Certain Defined Terms                                       1
               Collection Agent                                            1
               Collection Agent Fee                                        1
               Collections                                                 1
               Event of Termination                                        2
               NewCo Agreement                                             2
               Purchase                                                    2
               Purchase Price                                              2
               Purchase Price Percentage                                   2
               Termination Date                                            2

Section 1.02   Other Defined Terms Incorporated by Reference               2

Section 1.03   Other Terms                                                 2

Section 1.04   Computation of Time Periods                                 2

                                   ARTICLE II
                             SALES AND CONTRIBUTIONS

Section 2.01   Agreement to Purchase                                       3

Section 2.02   Effective Date Transactions; Payment for Purchases          3

Section 2.03   Calculation of Purchase Price                               3

Section 2.04   Payments and Computations, Etc.                             5

Section 2.05   Transfer of Records to the Purchaser                        5

Section                                                                   Page
-------                                                                   ----

Section 2.06   Deemed Collections                                          5

                                   ARTICLE III
                              CONDITIONS PRECEDENT

Section 3.01   Conditions Precedent to Effectiveness                       6

Section 3.02   Conditions Precedent to Purchases                           6

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01   Representations and Warranties of the Seller                6

                                    ARTICLE V
                         GENERAL COVENANTS OF THE SELLER

Section 5.01   Affirmative Covenants of the Seller                         10

Section 5.02   Reporting Requirements of the Seller                        11

Section 5.03   Negative Covenants of the Seller                            13

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

Section 6.01   Designation of Collection Agent                             14

Section 6.02   Duties of Collection Agent                                  14

Section 6.03   Rights of the Agent                                         15

Section 6.04   Responsibilities of the Seller                              16

Section 6.05   Further Action Evidencing Purchases                         16

Section                                                                   Page
-------                                                                   ----

                                   ARTICLE VII
                              EVENTS OF TERMINATION

Section 7.01   Events of Termination                                       17

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.01   Indemnities by the Seller                                   17

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.01   Amendments, Etc.                                            19

Section 9.02   Notices, Etc.                                               19

Section 9.03   No Waiver; Remedies                                         19

Section 9.04   Binding Effect; Assignability                               20

Section 9.05   Governing Law                                               21

Section 9.06   Costs and Expenses                                          21

Section 9.07   No Proceedings                                              21

Section 9.08   Confidentiality                                             21

Section 9.09   Execution in Counterparts                                   22

                                LIST OF EXHIBITS

          EXHIBIT A                          Form of Ownership Document

                           RECEIVABLES SALE AGREEMENT

                           Dated as of          ,
                                       ---------  ----

          [ORIGINATOR], a             corporation (the "Seller"), [SPV], a
                          -----------
Delaware limited liability company (the "Purchaser"), and ALLIANT ENERGY CORPORATE SERVICES, INC., an Iowa corporation ("Services"), agree as follows:

          PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) The Seller and the Purchaser are entering into this Agreement in order for the Seller to sell, transfer and otherwise assign to the Purchaser all of its right, title and interest in and to the Pool Receivables, whether now owned or hereafter existing, the interests in which may hereafter give rise to Shares.

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Alliant Energy SPE" means Alliant Energy SPE LLC, a Delaware limited
           ------------------
liability company.

          "Collection Agent" means at any time the Person (including the Agent)
           ----------------
then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

          "Collection Agent Fee" shall have the meaning set forth in Section
           --------------------
6.01.

          "Collections" means, with respect to any Pool Receivable, all cash
           -----------
collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.06.

          "Event of Termination" shall include an "Event of Investment
           --------------------
Ineligibility" under the Ciesco Agreement and an "Event of Termination" under the Citibank Agreement.

          "NewCo Agreement" means the Receivables Purchase and Sale Agreement,
           ---------------
dated as of the date hereof, among the Purchaser, Services and Alliant Energy
SPE.

          "Purchase" means a purchase by the Purchaser of Pool Receivables from
           --------
the Seller, whether by way of capital contribution or sale, pursuant to Article II.

          "Purchase Price" means, with respect to any Purchase, the Purchase
           --------------
Price owed by the Purchaser to the Seller pursuant to Section 2.03.

          "Purchase Price Percentage" has the meaning specified in Section 2.03.
           -------------------------

          "Termination Date" has the meaning specified in Section 7.01.
           ----------------

          SECTION 1.02. Other Defined Terms Incorporated by Reference. Unless
                        ---------------------------------------------
otherwise defined in this Agreement and subject to the modifications herein set forth, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Ciesco Agreement. Without limiting the foregoing, the defined terms "Credit and Collection Policy" and "Investor Report" are hereby incorporated by reference together with the related schedules, exhibits and annexes of the Ciesco Agreement. The incorporation by reference into this Agreement is for convenience only, and this Agreement and the Ciesco Agreement shall at all times be, and be treated as, separate and distinct agreements. Except as otherwise agreed by the parties hereto, incorporations by reference in this Agreement from the Ciesco Agreement shall not be affected or impaired by any amendment thereof or waiver thereunder.

          SECTION 1.03. Other Terms. All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.04. Computation of Time Periods. Unless otherwise stated in
                        ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II

                                      SALES

          SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions
                        ---------------------
hereinafter set forth, and subject to the satisfaction (or waiver) of all terms and conditions of this Agreement, on each Business Day from and after the date of the initial Purchase under the Ciesco Agreement until the occurrence of the Facility Termination Date, the Purchaser agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Purchaser, all of its right, title and interest in and to the Pool Receivables, whether now owned or hereafter arising at any time through the Facility Termination Date together with all of the Related Security relating to such Pool Receivables and all Collections with respect to and other proceeds of such Receivables and Related Security. Until the Facility Termination Date, each Purchase described in the preceding sentence shall occur no later than 11:00 a.m. (New York City time) on the date of such Purchase concurrently with payment of the Purchase Price required under Section
2.02. Prior to making any Purchase hereunder, the Purchaser may request the Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request.

          (b) It is the intention of the parties hereto that each Purchase of Pool Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, and not a loan secured by such accounts. Except as otherwise provided in this Agreement, each sale of Pool Receivables hereunder is made without recourse to the Seller; provided, however,
                                                              --------  -------
that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other Person arising in connection with the Pool Receivables, the Related Security and the related Contracts, or any other obligations of the Seller. In view of the intention of the parties hereto that the Purchases of Pool Receivables to be made hereunder shall constitute a sale of such Pool Receivables rather than a loan secured by such Receivables, the parties hereto will treat the sale of such Receivables as a sale for accounting purposes.

          SECTION 2.02. Transactions; Payment for Purchases. On the date of the
                        -----------------------------------
initial Purchase under the Ciesco Agreement, the Purchaser shall pay to the Seller (either in cash or through the issuance of additional equity interests) the Purchase Price for all of its right, title and interest in and to existing Pool Receivables by multiplying the applicable Purchase Price Percentage at such time times the Outstanding Balance of such Pool Receivables. Thereafter, on each
     -----
Business Day until the Facility Termination Date, the Purchaser shall pay to the Seller (either in cash or through the issuance of additional equity interests) the Purchase Price for its Pool Receivables created since the immediately preceding Business Day by multiplying the applicable Purchase Price Percentage at such time times the Outstanding Balance of the Pool Receivables newly
             -----
created.

          SECTION 2.03. Calculation of Purchase Price. (a) The Purchase Price
                        -----------------------------
Percentage applicable to Purchases hereunder shall be a percentage calculated each month according to the information provided in the most recent Investor Report in accordance with the following formula:

               PPP  =    100% - LP - (ED x DR)
                                      -------
                                        360

          where:

               PPP  =    the Purchase Price Percentage;

               LP   =    the Loss Percentage;

               ED   =    Elapsed Days as defined in the definition of "Yield" in
                         the Ciesco Agreement;

               DR   =    a Discount Rate calculated to equal the sum of (i) the
                         weighted average of the applicable Investor Rate as of the most recent month end plus (ii) the percentages used to calculate the Fee Letter Fees and Collection
                         Agent Fee under the Ciesco Agreement plus (ii) one-half of one percent.

The Purchase Price Percentage applicable to Purchases hereunder shall be set forth in an addendum to each Investor Report prepared by the Collection Agent under the Ciesco Agreement, and such new Purchase Price Percentage shall become effective on the Business Day following such delivery until the Business Day following the delivery of the next Investor Report. The Seller agrees to provide to the Collection Agent on a timely basis all information necessary to calculate the applicable Purchase Price Percentage and, on any Business Day, the applicable Purchase Price.

          SECTION 2.04. Payments and Computations, Etc. All amounts to be paid
                        ------------------------------
by or deposited by the Purchaser to the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 (Noon) (New York City time) on the day when due in lawful money of the United States of America in same day funds to such account as the Seller may from time to time specify in writing. Payments received by the Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each party hereto shall, to the extent permitted by law, pay to the other party interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at
                         --------  -------
any time exceed the maximum rate permitted by applicable law. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          SECTION 2.05. Transfer of Records to the Purchaser. (a) Each Purchase
                        ------------------------------------
of Pool Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the records relating to such Pool Receivables (including, without limitation, all right, title and interest in software owned by the Seller and used by it to account for the Pool Receivables and all right, title and interest of the Seller under license agreements relating to software owned by others and used by the Seller to account for Pool Receivables) and the Seller hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further documentation.

          (b) The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the Records relating to the Pool Receivables purchased from the Seller hereunder, including the rights to the use of computer software to access and create the Records, and, in recognition of the Purchaser's need to have access to the Records transferred to the Purchaser hereunder, the Seller hereby grants to the Purchaser an irrevocable license, which license is coupled with an interest, to access the Records in the Seller's possession and to access the Seller's computer software in connection with any of the Pool Receivables.

          SECTION 2.06. Deemed Collections. If on any day the Outstanding
                        ------------------
Balance of a Pool Receivable is either (a) reduced as a result of any defective, rejected or returned electricity, gas, water or services, any cash discount, or any adjustment by the Seller, or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 4.01(h)(ii) is no longer true with respect to a Pool Receivable, or if on any day any Pool Receivable shall no longer be an Eligible Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable. The Seller shall promptly forward to the Collection Agent, for the benefit of the Purchaser to be applied in accordance with the provisions of the Ciesco Agreement, all Collections of Pool Receivables deemed to have been received by the Seller pursuant to this Section 2.06.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

          SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement
                        -------------------------------------
shall become effective on the date of the initial Purchase under the Ciesco Agreement concurrently with the satisfaction of the conditions precedent set forth in Sections 3.01 and 3.02 of the Ciesco Agreement.

          SECTION 3.02. Conditions Precedent to Purchases. In addition to the
                        ---------------------------------
foregoing, each Purchase of Pool Receivables is subject to the following statements being true on the date of such Purchase:

                    (i) the representations and warranties of the Seller contained in Section 4.01 are correct on and as of such date as though made on and as of such date; and

                    (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes an Event of Termination hereunder.

The Seller, by accepting the proceeds of the Purchase Price for a Purchase, shall be deemed to have certified to the Purchaser the satisfaction of the foregoing conditions precedent. Upon the date of the initial Purchase under the Ciesco Agreement, with respect to the Pool Receivables conveyed on such date and thereafter on payment of the Purchase Price for any Purchase, title to such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase were in fact satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Seller. The Seller
                        --------------------------------------------
represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, in all states where the nature of its business or the ownership or use of property requires such qualification.

          (b) The execution, delivery and performance by the Seller of this Agreement, the Ownership Document and all other instruments and documents delivered by the Seller hereunder, and the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of Purchases, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's Articles of Incorporation or Bylaws, (ii) law or (iii) any provision of any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or similar agreement to which the Seller is a party or by which its property may be bound, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as contemplated by this Agreement or the Ownership Document; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) No authorization or approval of, or application or notice to or filing with, any governmental entity including, without limitation, the Public Service Commission of Wisconsin, the Minnesota Public Utilities Commission, the Illinois Commerce Commission, the Federal Energy Regulatory Commission and the Securities and Exchange Commission is required for the due execution, delivery and performance by the Seller of this Agreement, the Ownership Document or any other document or instrument to be delivered hereunder except for (i) the filing of such UCC Financing Statements, naming the Seller as the seller of Receivables and the Purchaser as the purchaser of Receivables, as may be necessary or, in the opinion of the Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables purchased from the Seller hereunder and (ii) the approval of the Public Service Commission of Wisconsin, the Minnesota Public Utilities Commission, the Illinois Commerce Commission and the Securities and Exchange Commission, all of which, at the time required in Section 3.01, shall have been duly made and shall be in full force and effect.

          (d) This Agreement constitutes, and the Ownership Document when delivered hereunder shall constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms.

          (e) The balance sheet as of          , 1999, and the statements of
                                      ---------
     income and retained earnings and cash flows of the Seller for the year then ended, each as certified by the Seller's independent public accountants, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller as of the date of such balance sheet and the results of operations for the respective periods covered by said
     statements of income and retained earnings. Since           , 1999, there
                                                       ----------
     has been no material adverse change in the financial condition or operations of the Seller.

          (f) (i) There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any subsidiary, or the property of the Seller or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, if determined adversely to the Seller, would materially adversely affect the financial condition or operations of the

     Seller or the ability of the Seller to perform its obligations under this Agreement or the Ownership Document; (ii) there is no pending or threatened litigation which purports to affect the legality, validity or enforceability of this Agreement or any transaction contemplated hereby or which seeks to enjoin or challenge any proposed use of the proceeds of the Purchases hereunder; (iii) the Seller is not in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller; and (iv) at the date of this Agreement, no amendment or supplement to the Seller's Annual Report on Form 10-K for the year ended December 31, 1998, or the Seller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, has been filed with the Securities and Exchange Commission.

          (g) No proceeds of any Purchase will be used (i) for a purpose which violates, or would be inconsistent with, regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

          (h) (i) The Receivables Pool is composed solely of Eligible Receivables, except for such Receivables as shall not, in the aggregate, constitute a material portion of the Receivables Pool; and (ii) upon each Purchase, the Purchaser will acquire a valid and perfected first priority ownership interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of Adverse Claims; and no effective financing statement or other instrument similar in effect covering any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Purchaser and the Agent in accordance with this Agreement, the Ciesco Agreement and the Citibank Agreement.

          (i) Each Investor Report (if prepared by the Seller or Services, or to the extent that information contained therein is supplied by the Seller or Services), information, exhibit, financial statement, document, book, record or report furnished at any time by the Collection Agent to the Purchaser in connection with this Agreement or to the Agent or any Owner in connection with the Ciesco Agreement or the Citibank Agreement is accurate in all material respects as of its date and (except as otherwise disclosed to the Purchaser, the Agent or such Owner, as the case may be, at or prior to the time furnished) as of the date so furnished, and no such document contains, as of its date or (except as otherwise disclosed to the Purchaser, the Agent or such Owner, as the case may be, at or prior to the time furnished) as of the date so furnished, any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (j) The chief place of business and chief executive office of the
     Seller are located at                                     , and the offices
                           ------------------------------------
     where the Seller keeps all its books, records and documents evidencing Pool Receivables or the related Contracts are located at
                                       , or at other local offices within the
     ----------------------------------
     State of          .
              ---------

          (k) The Pool Receivables are accounts receivable representing all or part of the sale price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended; the nature of the Pool Receivables is such that their purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

          (l) The Joint Expenses Ratio is not in excess of 25%.

          (m) The Seller is familiar with the representations and warranties made by the Purchaser in Section 4.01 of the NewCo Agreement and the representations and warranties made by Alliant Energy SPE in Section 4.01 of the Ciesco Agreement and hereby warrants that it has taken, and has caused each other member of the Parent Group to take, all actions required on their respective parts to maintain the Purchaser's existence as an entity separate from the Seller, and Alliant Energy SPE's existence as an entity separate from the Seller and the Purchaser, and to ensure that the other representations and warranties set forth in each such Section 4.01 are true and correct. The Seller acknowledges that Alliant Energy SPE and the other parties to the Ciesco Agreement and the Citibank Agreement are relying on the Purchaser's, and Alliant Energy SPE's, separate existence in entering into the transactions evidenced hereby and thereby.

          (n) The Purchaser has been capitalized with sufficient capital for the Purchaser's business and the Purchaser's net worth is equal to or greater than zero.

          (o) The Purchase Price for the Pool Receivables constitutes fair consideration and approximates fair market value for such Pool Receivables, and the terms and conditions of the sale of the Pool Receivables reasonably approximates an arm's-length transaction between unaffiliated parties.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. Affirmative Covenants of the Seller. Until the later of
                        -----------------------------------
the Facility Termination Date and the date upon which no Capital for any Share shall be existing under the Ciesco Agreement or the Citibank Agreement, the Seller will, unless the Purchaser shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with
              -------------------------
     all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, the noncompliance with which would materially and adversely affect the financial condition or operations of the Seller or the Seller and its consolidated subsidiaries taken as a whole or materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement or the Ownership Document.

          (b) Preservation of Corporate Existence. Preserve and maintain its
              -----------------------------------
     corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, to the extent that failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Purchaser hereunder or of the Owners or the Agent under the Ciesco Agreement or the Citibank Agreement or in the Pool Receivables, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder.

          (c) Audits. At any time and from time to time during regular business
              ------
     hours, upon at least five Business Days' notice (or one Business Day's notice if any Designated Event shall then exist), permit the Purchaser, or its agents or representatives, at their own expense, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables or the Seller's performance hereunder with the chief financial officer or the treasurer of the Seller or with any other officers or employees of the Seller having knowledge of such matters and who are referred by the chief financial officer or the treasurer. The Seller agrees not to unreasonably withhold referrals to any such other officers or employees.

          (d) Keeping of Records and Books of Account. Maintain and implement
              ---------------------------------------
     administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) Performance and Compliance with Receivables and Contracts. At its
              ---------------------------------------------------------
     expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

          (f) Location of Records. Keep its chief place of business and chief
              -------------------
     executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), in the location set forth in Section 4.01(j) hereof or, upon 30 days' prior written notice to the Agent, at other locations.

          (g) Credit and Collection Policies. Comply in all material respects
              ------------------------------
     with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) Collections. At all times following the designation by the Agent
              -----------
     of any Designated Account, deposit, or cause to be deposited, all Collections to such Designated Account.

          (i) Separate Identity. Take all steps on its part, and cause each
              -----------------
     other member of the Parent Group, to take all steps required on their respective parts to ensure that the Purchaser is in compliance with its covenants in Sections 5.01(j) through (l), and Sections 5.03(f) through
     (k), of the NewCo Agreement and that Alliant Energy SPE is in compliance with its covenants in Sections 5.01(j) and (k) of the Ciesco Agreement.

          SECTION 5.02. Reporting Requirements of the Seller. Until the later of
                        ------------------------------------
the Facility Termination Date and the date upon which no Capital for any Share shall be existing under the Ciesco Agreement or the Citibank Agreement, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the
Agent:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, beginning with the first quarter of 2000, a consolidated balance sheet of the Seller and its consolidated subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and retained earnings of the

     Seller and its consolidated subsidiaries, if any, each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of the Seller;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller beginning with the fiscal year ended December 31, 1999, a copy of the consolidated balance sheet of the Seller and its consolidated subsidiaries, if any, as of the end of such year and the related consolidated statements of income and retained earnings of the Seller and its consolidated subsidiaries, if any, for such year each reported on by nationally recognized independent public accountants;

          (c) promptly after the sending or filing thereof, copies of all reports which the Seller or its holding company sends to any of its security holders generally and copies of all reports and registration statements which the Seller or its holding company files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

          (d) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under regulations promulgated under Article IV of ERISA) which the Seller, its holding company or any subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller, its holding company or any subsidiary receives from such Corporation;

          (e) as soon as possible and in any event within ten days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of a principal financial or accounting officer of the Seller setting forth details of such Event or Termination or event and the action which the Seller proposes to take with respect thereto;

          (f) as soon as possible after the adoption of, or any change in, any applicable law, rule or regulation which has, or is likely to have, the effect described in Section 5.03(b) or 5.03(c), the statement of a principal financial or accounting officer of the Seller describing such law, rule or regulation and its effect (or anticipated effect);

          (g) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof; and

          (h) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the financial condition or operations of the Seller or any subsidiary, as the Purchaser may from time to time reasonably request in order to protect the Purchaser's interests under or contemplated by this Agreement or the Ownership Document or any Owner's or the Agent's interests under or contemplated by the Ciesco Agreement or the Citibank Agreement.

If the Seller shall cease to be subject to the reporting requirements relating to annual and quarterly financial reports under the Securities Exchange Act of 1934, as amended, the Seller's obligations under subsections (a) and (b) above shall be deemed satisfied by the delivery to the Purchaser of the annual and quarterly reports filed by the Seller's holding company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          SECTION 5.03. Negative Covenants of the Seller. Until the later of the
                        --------------------------------
Facility Termination Date and the date upon which no Capital for any Share shall be existing under the Ciesco Agreement or the Citibank Agreement, the Seller will not, without the written consent of the Agent:

          (a) Sales, Liens, Etc. Except as otherwise provided herein, or
              -----------------
     pursuant to the Ciesco Agreement or the Citibank Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or related Contract, or assign any right to receive income in respect thereof.

          (b) Extension or Amendment of Receivables. Except as otherwise
              -------------------------------------
     permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c) Change in Business or Credit and Collection Policy. Make any
              --------------------------------------------------
     change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable.

          (d) Deposits to Designated Accounts. Deposit or otherwise credit, or
              -------------------------------
     cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Pool Receivables.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

          SECTION 6.01. Designation of Collection Agent. The Purchaser shall
                        -------------------------------
have, as against the Seller, the sole right to service, administer and collect the Pool Receivables. Notwithstanding the foregoing, the servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Purchaser gives notice to the Seller of a designation of a new Collection Agent, Services is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Purchaser may at any time after the occurrence of a Designated Event designate as Collection Agent any Person (including itself) to succeed Services or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may subcontract with the Seller or, with the prior consent of the Purchaser, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain
                                 --------
liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof. The Purchaser shall pay to the Collection Agent (other than Services who shall be paid a fee pursuant to Section 2.10 of the Ciesco Agreement) a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Share, from the date of the initial Purchase under the Ciesco Agreement until the later of the Facility Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Share; provided, however,
                                                          --------  -------
that, upon three Business Days' notice to the Purchaser, the Collection Agent may (if not Services) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Share, but in no event in excess of 110% of all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables.

          SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent
                        --------------------------
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts. The Collection Agent shall set aside and hold in trust for the account of the Purchaser the Collections of Pool Receivables but shall not be required (unless otherwise requested by the Purchaser) to segregate the funds constituting such portion of such Collections prior to the remittance thereof. Nevertheless, Collections of Pool Receivables shall be deposited in deposit accounts controlled by the Collection Agent and not by the Seller (although such accounts may be maintained in the name of the Seller) and, if instructed by the

Purchaser, the Collection Agent shall segregate and deposit with a bank designated by the Purchaser Collections of Pool Receivables, on the first Business Day following receipt by the Collection Agent of such Collections. Provided no Event of Termination or Event of Purchase Ineligibility shall have occurred and be continuing, Services, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as Services may determine to be appropriate to maximize Collections thereof. The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Purchaser, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

          (b) The Collection Agent shall as soon as practicable following receipt turn over to the Seller the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than Services, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables.

          SECTION 6.03. Rights of the Agent. (a) The Purchaser is hereby
                        -------------------
authorized to notify at the Seller's expense the Obligors of Pool Receivables, or any of them, of the ownership thereof by the Purchaser.

          (b) At any time following the designation of a Collection Agent other than Services pursuant to Section 6.01:

          (i) The Purchaser may direct the Obligors of Pool Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Purchaser or its designee.

          (ii) The Seller shall, at the Purchaser's request and at the Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Purchaser or its designee.

          (iii) The Seller shall, at the Purchaser's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Purchaser and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee.

          (iv) The Seller hereby authorizes the Purchaser (or the Agent on the Purchaser's behalf) to take any and all steps in the Seller's name and on behalf of the Purchaser necessary or desirable, in the determination of the Purchaser (or the Agent on its behalf), to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

          SECTION 6.04. Responsibilities of the Seller. Anything herein to the
                        ------------------------------
contrary notwithstanding:

          (a) the Seller shall (i) perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if the Pool Receivables had not been sold hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables and (ii) pay when due any taxes (other than taxes based upon or measured by income of the Purchaser, the Agent or any Owner), including without limitation, sales and excise taxes, payable in connection with the Pool Receivables; and

          (b) except as otherwise contemplated in this Agreement, neither the Purchaser nor any of its successors-in-interest shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

          SECTION 6.05. Further Action Evidencing Purchases. The Seller agrees
                        -----------------------------------
that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Pool Receivables purchased by the Purchaser hereunder, or to enable the Purchaser or Alliant Energy SPE or any of the Owners or the Agent to exercise or enforce any of their respective rights hereunder or under the Ownership Document, the NewCo Agreement, the Ciesco Agreement or the Citibank Agreement. Without limiting the generality of the foregoing, the Seller will upon the request of the Purchaser: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Purchaser and not unacceptable to the Seller acting reasonably, evidencing that such Pool Receivables have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. If the Seller does not execute and file or execute and return to the Purchaser any financing statement requested by the Purchaser pursuant to this Section within 20 days after the Purchaser's request, the Seller hereby authorizes the Purchaser to file such financing statement without the signature of the Seller where permitted by law, provided that the collateral description contained in such financing statement shall be identical to that set forth in the financing statements referred to in Section 4.01(c). If the Seller fails to perform any of its agreements or obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section 10.01 or 11.06, as applicable.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

          SECTION 7.01. Events of Termination. If an Event of Termination shall
                        ---------------------
occur and be continuing then, and in any such event, the Purchaser (or the Agent on its behalf) may by notice to the Seller declare the termination date (the "Termination Date") to have occurred and request the Seller (or, if a Collection Agent has been appointed pursuant to Section 6.01, the Collection Agent) to turn over to the Agent for the account of the Purchaser or its designee all Collections received by the Seller or the Collection Agent prior to such time and not previously paid over to the Purchaser or its designee, whereupon the Seller or the Collection Agent, as the case may be, immediately shall be required to turn such amounts over to the Agent, except that, in the case of any
                                                 ------
event described in clause (i) of subsection (f), or in subsection (e), of
Section 7.01 of the Ciesco Agreement, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event and the Seller or the Collection Agent, as the case may be, automatically shall be obligated to turn such amounts over to the Agent upon the occurrence of such event to have occurred. Upon the occurrence of any Event of Termination, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          SECTION 8.01. Indemnities by the Seller. Without limiting any other
                        -------------------------
rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements and including any "Indemnified Amounts" owed by the Purchaser under Sections 8.01 or 9.06 of the NewCo Agreement or by Alliant Energy SPE under Sections 10.01 or 11.06 of the Ciesco Agreement or the Citibank Agreement (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by the Purchaser arising out of or as a result of this Agreement or the use of proceeds of Purchases or the ownership of Pool Receivables, excluding, however, (i) Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of the Agent, the Investor or CNA or any of their

Affiliates or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to the Purchaser and its successors in interest any and all amounts necessary to indemnify any of them for Indemnified Amounts relating to or resulting from:

          (i) the creation of an ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

          (ii) reliance on any representation or warranty made by the Seller or Services or the Parent (or any of their respective officers) under or in connection with this Agreement or the Parent Agreement, any Investor Report or any other information or report delivered by the Seller or Services or the Parent pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (iii) the failure by the Seller or Services to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest in the Purchaser an ownership interest in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim other than the interest of the Purchaser (whether or not such Adverse Claim is specifically contemplated by this Agreement);

          (v) the failure by the Seller to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor), or any other claim resulting from the sale of the electricity, gas, water or services related to such Receivable or the furnishing or failure to furnish such electricity, gas, water or services;

          (vii) any failure of the Seller or Services, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI;

          (viii) any products liability claim arising out of or in connection with the electricity, gas, water or services which are the subject of any Contract; or

          (ix) the commingling of Collections of Pool Receivables at any time with other funds.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement, nor consent to any departure by the Seller or the Collection Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller, the Purchaser, the Collection Agent, the Agent, the Investor and CNA (with respect to an amendment) or (ii) CNA and the Agent (with respect to a waiver or consent by them) or the Seller (with respect to a waiver or consent by it) or the Collection Agent (with respect to a waiver or consent by it), as the case may be, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 9.02. Notices, Etc. All notices and other communications
                        ------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier or telex communication) and mailed or telecopied, telexed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or, in the case of the Agent or the Owners, at the address specified in the Ciesco Agreement, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, in the case of notice by mail, when deposited in the mails, and, in the case of notice by telecopier or telex, when telecopied or telexed and appropriate confirmation is received, in each case addressed as aforesaid.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of the
                        -------------------
Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Purchaser is hereby authorized by the Seller at any time and from time to time following the occurrence of an Event of Termination, to the fullest extent permitted by law, to instruct Citibank or any Affiliate of Citibank to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank or such Affiliate to or for the credit or the account of the Seller against any and all of the obligations of the Seller, now or hereafter existing under this Agreement, to the Purchaser in order to satisfy any obligations of the Purchaser to Alliant Energy SPE under the NewCo Agreement or the Agent or any Owner or their respective successors and assigns under the Ciesco Agreement or the Citibank Agreement irrespective of whether or not demand therefor shall have been made under this Agreement and although such obligations may be contingent and unmatured. The Seller acknowledges that the rights of the Purchaser or any of its successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have.

          SECTION 9.04. Binding Effect; Assignability. (a) This Agreement shall
                        -----------------------------
be binding upon and inure to the benefit of each of the Seller and the Purchaser and their respective successors and assigns; provided, however, that the Seller
                                             --------  -------
may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser.

          (b) Without limiting the foregoing, the Seller acknowledges that the Purchaser has and intends to sell the Receivables pursuant to the NewCo Agreement, and that Alliant Energy SPE has and intends to sell percentage interests in the Receivables pursuant to the Ciesco Agreement and/or the Citibank Agreement, including, without limitation, (i) the right of the Purchaser, at any time, to enforce this Agreement against the Seller and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, or the obligations in respect of the Seller and the Collection Agent hereunder to the same extent as the Purchaser may do. The Seller agrees that the Agent (and any other permitted assignee of the Purchaser or Alliant Energy SPE under the NewCo Agreement or the Agent under the Ciesco Agreement or the Citibank Agreement) shall have the right, as the assignee of the Purchaser or Alliant Energy SPE (or the assignee of such assignee), to enforce this Agreement and to exercise directly all of the Purchaser's rights and remedies under this Agreement to the same extent as the Purchaser might do. The Seller further agrees (i) to send to the Agent a copy of all notices, financial statements and certificates required to be given by the Seller to the Purchaser hereunder and (ii) upon its receipt of a notice of further assignment by the Purchaser or an assignee of the Purchaser, to send the assignee identified in such notice a copy of all such notices and other statements and certificates required to be given by the Seller to the Purchaser hereunder. The Purchaser and the Seller each hereby acknowledge and agree that the Agent and the other parties to the Ciesco Agreement and the Citibank Agreement have each relied upon the terms and provisions set forth in this Agreement in entering into such agreements.

          (c) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, as no Capital of any Share shall be outstanding and all other amounts then due and payable under this Agreement shall have been paid; provided, however, that
                                                       --------  -------
rights and remedies with respect to any breach of (i) any representation and warranty made by the Seller pursuant to Article IV, (ii) any covenant made by the Seller pursuant to Section 9.07 or 9.08, and (iii) the indemnification and reimbursement provisions of Article VIII and Section 9.06 shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                        -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE POOL RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 9.06. Costs and Expenses. In addition to the rights of
                        ------------------
indemnification granted to the Purchaser and its successors in interest under
Article VIII hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Ownership Document and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses owed by Alliant Energy SPE to other parties under Section 11.06 of the Ciesco Agreement.

          SECTION 9.07. No Proceedings. The Seller hereby agrees that it will
                        --------------
not institute against the Investor any proceeding of the type referred to in clause (i) of Section 7.01(f) of the Ciesco Agreement so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

          SECTION 9.08. Confidentiality. Except to the extent required by
                        ---------------
applicable law, each of the Seller and Services agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, however, that the Agreement may be
                                  --------  -------
disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller or Services, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, VIII and, to the extent defined terms are used in Articles V, VII and VIII, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided, further, however, that the Agreement may be disclosed to
           --------  -------  -------
the Seller's or Service's legal counsel and auditors if they agree to hold the same confidential; and provided, further, however, that neither the Seller nor
                       --------  -------  -------
Services shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller or Services, except that neither the Seller nor Services will take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section).

          SECTION 9.09. Execution in Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   [ORIGINATOR]


                                   By
                                     --------------------------------
                                   Title:
                                         ----------------------------

                                   [address]


                                   [SPV]


                                   By
                                     --------------------------------
                                   Title:
                                         ----------------------------

                                   [address]


                                   ALLIANT ENERGY CORPORATE SERVICES, INC.


                                   By
                                     --------------------------------
                                   Title:
                                         ----------------------------

                                   [address]

                                                                       EXHIBIT A

                               OWNERSHIP DOCUMENT

                           Dated as of         ,
                                       --------  ----

          Reference is made to the Receivables Sale Agreement, dated as of the date hereof (the "Agreement"), between [Originator], [SPV] and Alliant Energy Corporate Services, Inc. The terms defined in the Agreement are used herein as therein defined.

          The Seller hereby sells and assigns to the Purchaser each Pool Receivable purchased in each Purchase from the Seller by the Purchaser under the Agreement.

          This Ownership Document is made without recourse except as otherwise provided in the Agreement.

          THIS OWNERSHIP DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Ownership Document to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                        [ORIGINATOR]


                                        By
                                          --------------------------------
                                        Title: